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                                                                     EXHIBIT 3.2

                                     FORM OF

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                        ALTAVISTA INTERNET SOFTWARE, INC.

                                * * * * * * * * *

         AltaVista Internet Software, Inc., a Delaware corporation that filed its original Certificate of Incorporation with the Secretary of State of Delaware on June 28, 1996, does hereby amend and restate its Certificate of Incorporation to read in its entirety as follows:

         FIRST. The name of the Corporation is: ALTAVISTA INTERNET SOFTWARE,
INC.

         SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the name exists or may hereafter be amended ("Delaware Law").

         FOURTH.

         Section 1.        Capital Stock.

                  (a) The total number of shares of stock which the Corporation shall have authority to issue is 105,000,000, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The Common Stock of the Corporation shall be all of one class, and shall be divided into two initial series, consisting of Class A Common Stock and Class B Common Stock. The Preferred Stock may be issued in one or more series having such designations as may be fixed by the Board of Directors.

                  (b) The Board of Directors is expressly authorized to provide for the issue of all or any shares of the Common Stock and the Preferred Stock, to determine the number of shares of each series and to fix for each series of Common Stock and for any series of Preferred Stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions
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adopted by the Board of Directors or a duly authorized committee thereof providing for the issue of such series and as may be permitted by Delaware Law.

                  (c) Subject to the rights of holders of the Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of Delaware Law.

         Section 2.        Common Stock.

                  (a) Issuance and Consideration. Any unissued or treasury shares of the Common Stock may be issued for such consideration as may be fixed in accordance with applicable law from time to time by the Board of Directors.

                  (b) Dividends. Subject to the rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property, or in shares of stock and the holders of the Preferred Stock shall not be entitled to participate in any such dividends (unless otherwise provided by the Board of Directors in any resolution providing for the issue of a series of Preferred Stock).

                  (c) Number of Shares. Of the 100,000,000 shares of Common Stock of the Corporation, 50,000,000 shares are initially designated as shares of Class A Common Stock and 50,000,000 shares are initially designated as shares of Class B Common Stock. The number of shares designated as Class A Common Stock or Class B Common Stock may be increased or decreased from time to time by a resolution or resolutions adopted by the Board of Directors or any duly authorized committee thereof (but not decreased below the number of such shares then outstanding) and will be decreased in accordance with paragraph (d)(5)(E) below, in each case without the consent of the holders of any outstanding shares of Common Stock or Preferred Stock.

                  (d) Powers, Preferences, Etc. The following is a statement of the powers, preferences, and relative participating, optional or other special rights and qualifications, limitations and restrictions of the Class A Common Stock and Class B Common Stock of the Corporation:

                  (1) Except as otherwise set forth below in this ARTICLE FOURTH, the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions of the Class A Common Stock and Class B Common Stock shall be identical in all respects.

                  (2) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common

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         Stock of the Corporation) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions. In the case of dividends or other distributions payable in Common Stock, including distributions pursuant to stock splits or divisions of Common Stock of the Corporation, only shares of Class A Common Stock shall be paid or distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be paid or distributed with respect to Class B Common Stock. The number of shares of Class A Common Stock and Class B Common Stock so distributed shall be equal in number on a per share basis. Neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be reclassified, subdivided or combined unless such reclassification, subdivision or combination occurs simultaneously and in the same proportion for each class.

                  (3)(A) At every meeting of the stockholders of the Corporation, every holder of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation, and every holder of Class B Common Stock shall be entitled to three votes in person or by proxy for each share of Class B Common Stock standing in his or her name on the transfer books of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that with respect to any proposed conversion of the shares of Class B Common Stock into shares of Class A Common Stock pursuant to paragraph
         (d)(5)(B), every holder of a share of Common Stock, irrespective of class, shall have one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Except as may be otherwise required by law or by this ARTICLE FOURTH, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock, on all matters submitted to a vote of the holders of Common Stock.

                  (B) Every reference in this Amended and Restated Certificate of Incorporation to a majority or other proportion of shares of Common Stock, Class A Common Stock or Class B Common Stock, shall refer to such majority or other proportion of the votes to which such shares of Common Stock, Class A Common Stock or Class B Common Stock are entitled.

                   (4)(A) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock. For the purposes of this paragraph (d)(4), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the

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         Corporation is the corporation surviving such consolidation or merger)
         shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (B) In the event of any merger or consolidation of the Company with or into another company in connection with which shares of Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of Common Stock, regardless of class or series, will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

                   (5)(A) Prior to the earliest to occur of the date on which shares of Class B Common Stock are issued to stockholders of Digital Equipment Corporation, a Massachusetts corporation, or its successors ("Digital") in a Tax-Free Spin-Off (as defined in paragraph (d)(5)(B)) and the date on which the number of shares of Class B Common Stock outstanding is less than 60% of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred, each share of Class B Common Stock is convertible at the option of the holder thereof into one share of Class A Common Stock. At the time of a voluntary conversion, the holder of shares of Class B Common Stock shall deliver to the office of the Corporation or any transfer agent for the Class B Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer, and
         (ii) written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and address in which each certificate for shares of Class A Common Stock issued upon such conversion is to be issued. To the extent permitted by law and subject to the taking of any necessary action or making any filing contemplated by paragraph (d)(5)(E), such voluntary conversion shall be deemed to have been effected at the close of business on the date when such delivery is made to the Corporation or such transfer agent of the shares to be converted, and the person exercising such voluntary conversion shall be deemed to be the holder of record of the number of shares of Class A Common Stock issuable upon such conversion at such time. The Corporation shall promptly delivery certificates evidencing the appropriate number of shares of Class A Common Stock to such person.

                  (B) Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock upon the transfer of such shares if, after such transfer, such share is not beneficially owned by Digital, unless such transfer is effected in connection with a transfer of Class B Common Stock to stockholders of Digital as a dividend intended to be on a tax-free basis under the Internal Revenue Code of 1986, as amended from time to time (the "Code") (a "Tax-Free Spin-Off"). For purposes of this paragraph (d)(5), the term "beneficially owned" with respect to shares of Class B Common Stock means ownership by a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise controls the voting power (which includes the power to vote or to direct the voting of) of such Class B Common Stock. In the event of a Tax-Free Spin-Off, shares of Class B Common Stock shall automatically convert into shares of Class A Common Stock on the fifth anniversary of

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         the date on which shares of Class B Common Stock are first transferred to stockholders of Digital in a Tax-Free Spin-Off unless, prior to such Tax-Free Spin-Off, Digital delivers to the Corporation an opinion of Digital's counsel (which counsel shall be reasonably satisfactory to the Corporation) to the effect that such conversion would preclude Digital from obtaining a favorable ruling from the Internal Revenue Service that the distribution would be a Tax-Free Spin-Off under the Code. If such an opinion is received, approval of such conversion shall be submitted to a vote of the holders of the Common Stock as soon as practicable after the fifth anniversary of the Tax-Free Spin-Off unless Digital delivers to the Corporation an opinion of Digital's counsel (which counsel shall be reasonably satisfactory to the Corporation) prior to such anniversary to the effect that such vote would adversely affect the status of the Tax-Free Spin-Off. At the meeting of stockholders called for such purpose, every holder of Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock standing in his or her name on the transfer books of the Corporation. Approval of such conversion shall require the approval of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Class B Common Stock present and voting, voting together as a single class, and the holders of the Class B Common Stock shall not be entitled to a separate class vote. Such conversion shall be effective on the date on which such approval is given at a meeting of stockholders called for such purpose.

                  Each share of Class B Common Stock shall automatically convert into one share of Class A Common Stock on the date on which the number of shares of Class B Common Stock outstanding is less than 60% of the aggregate number of shares of Common Stock outstanding and a Tax-Free Spin-Off has not occurred.

                  The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Class B Common Stock pursuant to this paragraph (d)(5)(B), the full number of shares of Class A Common Stock then deliverable upon any such conversion of all outstanding shares of Class B Common Stock.

                  The Corporation will provide notice of any automatic conversion of shares of Class B Common Stock to holders of record of the Common Stock not less than 30 nor more than 60 days prior to the date fixed for such conversion; provided, however, that if the timing or nature of the effectiveness of an automatic conversion makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable. Such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Common Stock, at such holder's address as it appears on the transfer books of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the automatic conversion of any shares of Class B Common Stock. Each such notice shall state, as appropriate, the following:

                          (i)       the automatic conversion date;

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                           (ii)     the number of outstanding shares of Class B
         Common Stock that are to be converted or have been converted automatically;

                           (iii) the place or places where certificates for such shares are to be surrendered for conversion; and

                           (iv) that no dividends will be declared on the shares of Class B Common Stock converted after such conversion date.

                  Immediately upon such conversion, the rights of the holders of shares of Class B Common Stock as such shall cease and such holders shall be treated for all purposes as having become the record owners of the shares of Class A Common Stock issuable upon such conversion; provided, however, that such persons shall be entitled to receive when paid any dividends declared on the Class B Common Stock as of a record date preceding the time of such conversion and unpaid as of the time of such conversion.

                  As promptly as practicable after the time of conversion, upon the delivery to the Corporation of certificates formerly representing shares of Class B Common Stock, the Corporation shall deliver or cause to be delivered, to or upon the written order of the record holder of the surrendered certificates formerly representing shares of Class B Common Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of Class B Common Stock formerly represented by such certificates have been converted in accordance with the provisions of this paragraph (d)(5)(B).

                  (C) Subject to the provisions of this paragraph (d)(5)(C), from and after the date on which shares of Class B Common Stock are transferred to the stockholders of Digital in a Tax-Free Spin-Off, (i) each share of Class A Common Stock shall be convertible at the option of the holder thereof into one share of Class B Common Stock on the date on which any person (other than Digital or any of its consolidated subsidiaries) or any group of persons (other than a group composed of Digital and/or one or more of its consolidated subsidiaries) agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class B Common Stock, shall make an offer, which the Board of Directors determines in its sole discretion to be "bona fide", to holders of Class B Common Stock to purchase 5% or more of the issued and outstanding shares of such Class B Common Stock for cash or a combination of cash and other securities or property and (ii) each share of Class B Common Stock shall be convertible at the option of the holder thereof into one share of Class A Common Stock on the date on which any person (other than Digital or any of its consolidated subsidiaries) or any group of persons (other than a group composed of Digital and/or one or more of its consolidated subsidiaries) agreeing to act together for the purpose of acquiring, holding, voting or disposing of shares of Class A Common Stock, shall make an offer, which the Board of Directors determines in its sole discretion to be "bona fide", to holders of Class A Common Stock to purchase 5% or more of the issued and outstanding shares of Class A Common Stock for cash or a combination of cash and other securities or property. The Corporation will


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         provide notice in writing to all holders of Common Stock of any offer referred to in the foregoing clauses (i) and (ii). Such notice shall be provided by mailing notice of such offer, first class postage prepaid, to each holder of the series of Common Stock then entitled to be converted, at such holder's address as it appears on the transfer books of the Corporation. The Common Stock shall be convertible under this paragraph (d)(5)(C) as long as such offer shall remain in effect and shall not be terminated, rescinded or completed, as determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, each share of Common Stock converted into a share of the other series of Common Stock pursuant to this paragraph (d)(5)(C) and not purchased pursuant to such offer prior to the termination, rescission or completion thereof, as determined by the Board of Directors in its sole discretion, shall automatically be reconverted into a share of Common Stock of the series from which it was converted pursuant to this paragraph (d)(5)(C) upon the earliest to occur of the termination, rescission or completion of such offer, as so determined by the Board of Directors.

                  Any conversion pursuant to this paragraph (d)(5)(C) may be effected at the office of the Corporation or any transfer agent for the Common Stock and at such other place or places, if any, as the Board of Directors may designate. Upon conversion pursuant to this paragraph
         (d)(5)(C), the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Common Stock surrendered for conversion or on account of any dividends on Common Stock issuable on such conversion. Before any holder of Common Stock shall be entitled to convert the same into any other series of stock pursuant to this paragraph (d)(5)(C), such holder shall surrender the certificate or certificates for such Common Stock at the office of said transfer agent (or other place as provided above). Such certificate(s), if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation). Such certificate(s) shall be accompanied by a written notice to the Corporation at said office stating that such holder elects to convert all or a specified number of Common Stock represented by such certificate(s) in accordance with this paragraph (d)(5)(C) and stating the name(s) in which such holder desires the certificate(s) representing the stock to be issued. Such written notice shall also state the name(s) of the person(s) making the offer entitling such holder to convert such Common Stock. The Corporation will, as soon as practicable after deposit of the certificate(s) for the series of Common Stock to be converted, accompanied by the written notice and the statements prescribed above, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Common Stock was so surrendered, or to such person's nominee or nominees, a certificate or certificates for the number of shares of such other series of Common Stock to which such holder shall be entitled as aforesaid.

                  Any certificate of Common Stock issued in connection with a conversion pursuant to this paragraph (d)(5)(C) shall bear a legend substantially to the effect of the last sentence of the first subparagraph of this paragraph (d)(5)(C) until such certificate shall be transferred to the person(s) making the offer entitling a holder of Common Stock to

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         convert such Common Stock pursuant to this paragraph (d)(5)(C), or the nominee or nominees of such person(s).

                  Any conversion pursuant to this paragraph (d)(5)(C) shall be deemed to have been made as of the date of surrender of the Common Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

                  (D) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of one series of Common Stock on the conversion of shares of the other series of Common Stock pursuant to this paragraph
         (d)(5); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of one series of Common Stock in a name other than that of the registered holder of the other series of Common Stock converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                  (E) Concurrently with any conversion of one series of Common Stock into the other series of Common Stock effected pursuant to paragraphs (d)(5)(A) and (B) above and, in the case of a conversion pursuant to paragraph (d)(5)(C) above, concurrently with the purchase of shares so converted, each share of a series of Common Stock that is converted (i) shall be retired and canceled and shall not be reissued and (ii) shall proportionally decrease the number of shares of Common Stock of such series designated hereby. The Secretary of the Corporation shall be, and hereby is, authorized and directed to file with the Secretary of State of the State of Delaware one or more Certificates of Decrease of Designated Shares to record any such decrease in designated shares of Common Stock. No undesignated shares of Common Stock shall be designated shares of Class B Common Stock following an automatic conversion of shares of Class B Common Stock pursuant to paragraph (d)(5)(B) above.

                  (F) Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation each share of common stock of the Corporation, par value $0.01 per share, that is issued and outstanding immediately prior to such effectiveness, shall be changed into and reclassified as 1,000 shares of Class B Common Stock.

         Section 3.  Preferred Stock.

                  (a) Series and Limits of Variations between Series. Any unissued or treasury shares of the Preferred Stock may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors and each share of a series shall be identical in all respects with the other shares of such series, except that, if the dividends thereon are cumulative, the date from which they shall be cumulative may differ. Before any shares of Preferred Stock of any particular series shall be issued, a certificate shall be filed with the Secretary of State of Delaware setting forth the designation, rights, privileges,

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restrictions, and conditions to be attached to the Preferred Stock of such series and such other matters as may be required, and the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the particulars of the shares of such series (so far as not inconsistent with the provisions of this ARTICLE FOURTH applicable to all series of Preferred Stock), including, but not limited to, the following:

                  (1) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                  (2) the annual rate of dividends payable on shares of such series (or the manner of determining the same), the conditions upon which such dividends shall be payable and the date from which dividends shall be cumulative in the event the Board of Directors determines that dividends shall be cumulative;

                  (3) whether such series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

                  (4) whether such series shall have conversion privileges and, if so, the terms and conditions of such conversion, including, but not limited to, provision for adjustment of the conversion rate upon such events and in such manner as the Board of Directors shall determine;

                  (5) whether or not the shares of such series shall be redeemable or exchangeable for other securities and, if so, the terms and conditions of such redemption or exchange, including the date or dates upon or after which they shall be redeemable or exchangeable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

                  (6) whether such series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

                  (7) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (8) any other relative rights, preferences and limitations of such series.

         Section 4. No Preemptive Rights. Except as otherwise set forth above in this ARTICLE FOURTH, no holder of shares of this Corporation of any class shall be entitled, as such, as a matter of right, to subscribe for or purchase shares of any class now or hereafter authorized, or to purchase or subscribe for securities convertible into or exchangeable for shares of the Corporation or to which there shall be attached or appertain any warrants or rights entitling the holders thereof to purchase or subscribe for shares.

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         FIFTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

         SIXTH.

         Section 1. Election by Holders of Preferred Stock. During any period when the holders of any Preferred Stock or any one or more series thereof, voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (i) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (ii) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; and (iii) whenever the holders of any such Preferred Stock or series thereof are divested of such rights to elect a specified number of directors, voting as a class, pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such Preferred Stock or series, voting as a class pursuant to such provisions or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

         Section 2. Ballots. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the bylaws of the Corporation shall provide otherwise.

         Section 3. Initial Directors. Immediately upon the effectiveness of this Amended and Restated Certificate of Incorporation, the directors of the Corporation shall be_______________________________________________________.
each such person to hold office in accordance with the bylaws of the Corporation.

         Section 4. Elimination of Certain Personal Liability of Directors. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of any fiduciary duty as a director to the fullest extent permitted by Delaware Law.

         SEVENTH. The Board of Directors of the Corporation, when evaluating any offer of another party to (1) make a tender or exchange offer for any equity security of the Corporation, (2) merge or consolidate the Corporation with another corporation, or (3) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to all relevant factors, including without limitation the social and economic effects on the employees, customers, suppliers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located.

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         EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation; provided that with respect to any proposed amendment, alternation or change to this Amended and Restated Certificate of Incorporation, or repeal of any provision of this Amended and Restated Certificate of Incorporation, which would amend, alter or change the powers, preferences or special rights of the shares of Class A Common Stock or Class B Common Stock so as to affect them adversely, the affirmative vote of a majority of the outstanding shares affected by the proposed amendment, voting as a separate class, shall be required.

         NINTH.

         Section 1. In anticipation that the Corporation will cease to be a wholly owned subsidiary of Digital, but that Digital will remain a stockholder of the Corporation, and in anticipation that the Corporation and Digital may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation throughout its continued contractual, corporate and business relations with Digital (including service of officers and directors of Digital as officers and directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this ARTICLE NINTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve Digital and its officers and directors, and the powers, rights, duties and liabilities of the Corporation of its officers, directors and stockholders in connection therewith.

         Section 2.  Except as Digital may otherwise agree in writing,

                  (a) Digital shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and

                  (b) neither Digital nor any officer of director thereof shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of Digital or of such person's participation therein.

In the event that Digital acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both Digital and the Corporation, Digital (and its officers and directors) shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation or controlling person of a stockholder by reason of the fact that Digital pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not communicate information regarding, or offer, such corporate opportunity to the Corporation.

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         Section 3. In the event that a director, officer or employee of the
Corporation who is also a director, officer or employee of Digital acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation and Digital (whether such potential transaction or matter is proposed by a third-party or is conceived of by such director, officer or employee of the Corporation), such director, officer or employee shall be entitled to offer such corporate opportunity to the Corporation or Digital as such director, officer or employee deems appropriate under the circumstances in his or her sole discretion, and no such director, officer or employee shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that (i) such director, officer or employee offered such corporate opportunity to Digital (rather than the Corporation) or did not communicate information regarding such corporate opportunity to the Corporation or (ii) Digital pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information regarding such corporate opportunity to the Corporation.

         Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE NINTH.

         Section 5. For purposes of this ARTICLE NINTH and ARTICLE TENTH only,
(i) the term "Corporation" shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, and (ii) the term "Digital" shall mean Digital and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, defined in accordance with clause (i) of this Section 5) in which Digital beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests.

         Section 6. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, the foregoing provisions of this ARTICLE NINTH shall expire on the date that Digital ceases to own beneficially Common Stock representing at least 20% of the number of outstanding shares of Common Stock of the Corporation and no person who is a director or officer of the Corporation is also a director or officer of Digital. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE NINTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any provision of this ARTICLE NINTH shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE NINTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

         Section 7. The provisions of this ARTICLE NINTH are in addition to the provisions of ARTICLE TENTH.

         TENTH.

         Section 1. No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between the Corporation and Digital or any Related Entity (as defined below) or between the Corporation and one or more of the directors or officers of the Corporation, Digital or any Related Entity, shall be void or voidable solely for the reason that Digital, a Related Entity or any one or more of the officers or directors of the Corporation, Digital or any Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, but any such contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the Corporation's Bylaws, Delaware Law and other applicable law. For purposes of this ARTICLE TENTH, (i) the term "Related Entities" means one or more corporations, partnerships, joint ventures, associations or other organizations in which one or more of the directors of the Corporation have a direct or indirect financial interest and
(ii) the terms the "Corporation" and "Digital" have the meanings set forth in ARTICLE NINTH, Section 5.

         Section 2. Directors of the Corporation who are also directors or officers of Digital or of any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof). Outstanding shares of Common Stock owned by Digital and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such contract, agreement, arrangement or transaction (or amendment, modification or termination thereof).

         Section 3. Neither Digital nor any officer or director thereof or of any Related Entity shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of the Corporation or the derivation of any improper personal benefit by reason of the fact that Digital or an officer of director thereof or of such Related Entity in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between Digital or such Related Entity and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of Digital or such Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of Digital or such Related Entity for the purpose of any such agreement or contract.

         Section 4. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE TENTH.

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         Section 5. For purposes of this ARTICLE TENTH, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereto, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.

         Section 6. Neither the alteration, amendment, change or repeal of any provision of this ARTICLE TENTH nor the adoption of any provision inconsistent with any provision of this ARTICLE TENTH shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this ARTICLE TENTH, would accrue or arise, prior to such alteration, amendment, change, repeal or adoption.

         Section 7. The provisions of this ARTICLE TENTH are in addition to the provisions of ARTICLE NINTH.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly adopted by the written consent of the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, and has been executed this ___ day of ______________, 1996.

                                   ALTAVISTA INTERNET SOFTWARE, INC.



                                   By:__________________________________
                                       Name:
                                       Title:



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